Exhibit 10.72

General Electric Capital Corporation

Life Science Finance

83 Wooster Heights Road, Fifth Floor

Danbury, Connecticut 06810

September 30, 2008

Anesiva, Inc.

650 Gateway Boulevard

South San Francisco, CA 94080

Re:	Payoff Letter

Ladies and Gentlemen:

Reference is made to (i) the Equipment Loan and Security Agreement, dated as of August 30, 2007 (as amended, restated, supplemented or otherwise modified to date, the “Loan Agreement”; all undefined capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Loan Agreement), between Anesiva, Inc., a Delaware corporation (the “Borrower”) and General Electric Capital Corporation, a Delaware corporation (“Existing Lender”), and (ii) the other Debt Documents and all guaranties, security agreements, mortgages, subordination agreements, intercreditor agreements, pledge agreements, blocked account agreements, notes and other documents and instruments relating thereto (together with the Loan Agreement, collectively, the “Credit Documents”). Existing Lender understands that on the Payoff Effective Time (as defined below), the Borrower will repay in full all Obligations in connection with the Credit Documents. Notwithstanding any provision in this letter agreement (this “Agreement”) to the contrary, any warrants to purchase any equity interests of Borrower issued by Borrower to Existing Lender or any of its affiliates (each of the foregoing, a “Warrant” and, collectively, the “Warrants”) and any documents relating to any Warrant or equity interests governed or to be governed by the Warrants (including, but not limited to, any investor rights agreements, voting agreements and shareholder agreements) or any other rights to acquire an equity position in Borrower (the “Warrant Documents”) shall be excluded from the definition of “Credit Documents” and each of the Warrants and Warrant Documents shall expressly survive the payoff of the Payoff Amount (as defined below) and shall not be affected by this Agreement.

Upon Existing Lender’s receipt of (a) a federal funds wire transfer in the amount of $10,717,968.64, subject to per diem adjustment as set forth on Schedule A attached hereto (the “Payoff Amount”), which amount represents all Obligations as more fully described on Schedule A attached hereto, and (b) a fully executed counterpart of this Agreement signed by the Borrower (the time at which all of the conditions in the foregoing clauses (a) and (b) shall first be satisfied is herein referred to as the “Payoff Effective Time”), Existing Lender agrees and acknowledges that: (i) all outstanding Obligations shall be paid and satisfied in full and discharged, terminated and released, other than those obligations therein that expressly survive termination, (ii) all security interests and other liens granted to or held by Existing Lender in any assets and properties of the Borrower and Corgentech, Inc., as security for the Obligations (the “Collateral”) shall be satisfied, released and discharged, without recourse, representation, warranty or other assurance of any kind, (iii) the Credit Documents shall terminate and be of no further force or effect other than those provisions therein that expressly survive termination and (iv) the Borrower shall be automatically authorized to file the UCC termination statements attached hereto as Exhibit A evidencing the release of Existing Lender’s security interests and other liens in the Collateral.

Further, Existing Lender agrees to take all reasonable additional steps reasonably requested by the Borrower as may be necessary to release its security interests in the Collateral. The Borrower agrees to pay Existing Lender for all costs and expenses incurred by Existing Lender in connection with the matters referred to in the previous sentence, and acknowledges that Existing Lender’s execution of and/or delivery of any documents releasing any security interest or claim in any property of the Borrower as set forth herein is made without recourse, representation, warranty or other assurance of any kind by Existing Lender as to Existing Lender’s rights in any collateral security for amounts owing under the Credit Documents, the condition or value of any Collateral, or any other matter. The Borrower hereby confirms that the commitments, if any, of Existing Lender to make any advances and any other extensions of credit under the Credit Documents are terminated as of the date of this Agreement, and, as of the date of this Agreement, Existing Lender shall not have any further obligation, if any, to make any advances or any other extensions of credit to the Borrower. Notwithstanding anything to the contrary contained herein or in any of such releases or other documents, the obligations and liabilities of the Borrower to Existing Lender under or in respect of the Credit Documents (including, without limitation, the Obligations) insofar as such obligations and liabilities survive termination of the Credit Documents shall continue in full force and effect in accordance with their terms.

The Payoff Amount referred to above should be sent by federal funds wire transfer to Deutsche Bank Trust Company Americas, New York, New York. If the Payoff Amount is not received by the Existing Lender on or before 5:00 p.m. (New York time) on September 30, 2008, then this Agreement shall terminate and be of no further force or effect.

Notwithstanding anything herein to the contrary, if at any time on or after the Payoff Effective Time, all or any portion of the Payoff Amount paid to Existing Lender is voided or rescinded or must otherwise be returned by Existing Lender upon Borrower’s insolvency, bankruptcy, reorganization or otherwise, all as though such payment had not been made, the obligation to pay such amount so voided, rescinded or returned shall be reinstated.

In addition, effective upon the Payoff Effective Time, the Borrower releases the Existing Lender and its affiliates and subsidiaries and their respective officers, directors, employees, shareholders, agents, attorney’s and representatives as well as their respective successors and assigns from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which the Borrower ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Credit Documents (the “Released Matters”). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

Without limiting the generality of the foregoing, Borrower hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower to hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in delivering this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Existing Lender with respect to the facts underlying this release or with regard to Borrower’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/ or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Existing Lender to enter into this Agreement and that Existing Lender would not have done so but for Existing Lender’s expectation that such release is valid and enforceable in all events.

The Payoff Amount has been calculated assuming that the proceeds of all checks or similar instruments for the payment of money (collectively, “Checks”) that have been received by Existing Lender and credited to the Borrower’s account with Existing Lender are good collected funds. In consideration of Existing Lender’s release of the Liens and security interests in and to any Collateral, the Borrower agrees to reimburse Existing Lender for all losses and liabilities that Existing Lender may incur at any time as a result of any nonpayment, claim, refund, or chargeback of any Check together with any expenses or other charges incident thereto. Further, the Borrower agrees to reimburse Existing Lender for all losses and liabilities that Existing Lender may incur in connection with any deposit account control agreement, provider account agreement or similar agreement entered into in connection with the Credit Documents. The amount of any such losses or liabilities reimbursed hereunder shall be paid to Existing Lender promptly by the Borrower upon Existing Lender’s demand therefor, and the amount of such demand shall be conclusive upon the Borrower in the absence of manifest error.

This Agreement shall be governed by the internal laws of the State of Connecticut. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY. No party may assign its rights, duties or obligations under this Agreement without the prior written consent of the other parties. No rights are intended to be created under this Agreement for the benefit of any Person not a party hereto. This Agreement may not be modified or waived except with the written consent of the parties hereto. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart. The undersigned parties have signed below to indicate their consent to be bound by the terms and conditions of this Agreement.

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If you need additional information, please do not hesitate to contact us.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jason Dufour
	Name:	Jason Dufour
	Title:	Duly Authorized Signatory

ANESIVA, INC.

PAYOFF LETTER

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ACCEPTED AND AGREED AS OF THIS 30th DAY OF September 2008

ANESIVA, INC.

By:	/s/ Jean-Frédéric Viret
Name:	Jean-Frédéric Viret
Title:	Vice President and Chief Financial Officer

ANESIVA, INC.

PAYOFF LETTER

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